Exhibit 99.1

(1) The securities reported in this Form 3 may be deemed to be directly beneficially owned by KERN Cobalt Co-Invest Partners AP LP (the “AP Partnership”) and KERN Cobalt Group Management Ltd. (“KERN Cobalt Group”), as a result of KERN Cobalt Group being the general partner of the AP Partnership.  Each of the foregoing entities is a Reporting Person.  All other Reporting Persons are included within this Form 3 due to their affiliation with the AP Partnership and/or the partners thereof as described herein.

Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a “person” for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this Form 3 is being filed in two forms.

(2) Pursuant to that certain Reorganization Agreement, dated as of December 8, 2009, the AP Partnership, prior to the closing of the registered public offering of shares of Cobalt International Energy, Inc.’s (the “Issuer”) common stock, par value, $0.01 (the “Common Stock”), will transfer to the Issuer certain entities that directly or indirectly hold class A limited partnership interests in Cobalt International Energy, L.P., in exchange for 32,035,093 shares of Common Stock of the Issuer.

(3) In addition, as of the date hereof, the securities reported herein may be deemed to be indirectly beneficially owned by the following, each of whom (with the exception of D. Jeff van Steenbergen) is a Reporting Person: The Board of Trustees of the Leland Stanford Junior University, Caisse de dépôt et placement du Québec, KERN Energy Partners I LP (“KERN I”), KERN Energy Partners II LP (“KERN II”), KERN Energy Partners III LP (“KERN III”) and KERN Cobalt Co-Invest V LP (“KERN V”), each a limited partner of the AP Partnership; KERN Energy Partners I U.S. LP (“KERN I U.S.”), KERN Energy Partners II U.S. LP (“KERN II U.S.”) and KERN Energy Partners III U.S. LP (“KERN III U.S.”), each a limited partner of KERN V; KERN Cobalt Group V LLC (“KERN Group V”), the general partner of KERN V; KERN Energy Partners Management Ltd. (“KERN Management”), the general partner of KERN I and KERN I U.S.; KERN Partners Ltd. (“KERN Partners”), the sole stockholder of Kern Cobalt Group, KERN Management and KERN Energy Partners Management II Ltd. (“KERN Management II”), and the sole member of KERN Group V; KERN Management II, the general partner of KERN II and KERN II U.S.; KERN Energy Partners GP III LP (“KERN Energy GP”), the general partner of KERN III and KERN III U.S.; KERN Energy Partners Management III Ltd. (“KERN Management III”), the general partner of KERN Energy GP; Pentti Karkkainen, a director of KERN Partners; and D. Jeff. van Steenbergen, a director of KERN Partners, a director and/or officer of certain subsidiaries and affiliates thereof and a director of the Issuer.

(4) Each Reporting Person may be deemed to be a member of a “group” for purposes of the Exchange Act.  Each Reporting Person disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, if any, and this Form 3 shall not be deemed to be an admission that any Reporting Person is a member of a “group”, the beneficial owner of any securities reported herein or has any pecuniary interest in any of the securities reported herein, in each case, for purposes of Section 16 of the Exchange Act or for any other purpose.  Mr. van Steenbergen may be deemed to be a member of a “group” for purposes of the Exchange Act.  Mr. van Steenbergen disclaims beneficial ownership of the securities reported herein, except to the extent of his pecuniary interest therein, if any, and this Form 3 shall not be deemed to be an admission that Mr. van Steenbergen is a member of a “group”, the beneficial owner of any securities reported herein or has any pecuniary interest in any of the securities reported herein, in each case, for purposes of Section 16 of the Exchange Act or for any other purpose.